EXHIBIT 10.6

SECOND AMENDMENT TO
SUBSCRIPTION ESCROW AGREEMENT

This Second Amendment to the Subscription Escrow Agreement (the “Amendment”) is made as of March 13, 2014, by and among the Issuer, Depositor and Escrow Agent. This Amendment amends the Subscription Escrow Agreement by and among the Issuer, Depositor and Escrow Agent, dated as of December 30, 2013, as amended January 31, 2014 (collectively herein referred to as the “Agreement”). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Agreement.

The first recital of the Agreement is hereby amended to read in its entirety as follows:

WHEREAS, the Issuer intends to offer and sell to investors in a private placement offering (the “Offering”) its units (the “Units”) with each Unit consisting of (i) one share of the Issuer’s common stock (“Common Stock”), and (ii) one warrant representing the right to purchase one share of Common Stock, exercisable for a period of five years at an exercise price of $33.007812 ($2.00 post-split) per whole share. The Offering will consist of a minimum of Four Million Dollars ($4,000,000) through the sale of 242,367 pre-split (4,000,000 post-split) Units (the “Minimum Amount”) and a maximum of Seven Million Dollars ($7,000,000 ) through the sale of 424,142 pre-split (7,000,000 post-split) Units (the “Maximum Amount”), at a purchase price of $16.503906 pre-split ($1.00 post-split) per Unit (the “Purchase Price”). In the event the Offering is oversubscribed, the Issuer may, in its discretion, sell additional Units up to Three Million Dollars ($3,000,000) through the sale of up to One Hundred Eighty One Thousand Seven Hundred Seventy Six (181,776 pre-split) or Three Million (3,000,000 post-split) (the “Over-Allotment”) at the same purchase price per Unit;

This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

This Amendment is hereby made part of and incorporated into the Subscription Escrow Agreement, with all the terms and conditions of the Agreement remaining in full force and effect, except to the extent modified hereby. The Parties agree for and on behalf of their respective party this 13th day of March, 2014.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

CSC Trust Company of Delaware as Escrow Agent

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

CÜR MEDIA, INC.

By:	/s/ Thomas Brophy
Name:	Thomas Brophy
Title:	Chief Executive Officer

DEPOSITOR

Gottbetter Capital Markets, LLC

By:	/s/ Julio A. Marquez
Name:	Julio A. Marquez
Title:	President